SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2018 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended June 30, 2018

2

CoreSite Reports Second-Quarter 2018 Financial Results Reflecting Revenue Growth of 15.7% Year over Year

DENVER, CO – July 26, 2018

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the second quarter ended June 30, 2018.

Quarterly Highlights

•	Second-quarter total operating revenues were $136.4 million, a 15.7% increase year over year
•	Second-quarter net income per diluted share was $0.57, a 23.9% increase year over year
•	Second-quarter funds from operations (“FFO”) was $1.28 per diluted share and unit, a 16.4% increase year over year
•	Commenced 33,938 net rentable square feet (NRSF) of new and expansion leases representing $6.5 million of annualized GAAP rent at an average rate of $192 per square foot
•	Renewed leases with annualized GAAP rent of $19.6 million, with rent growth of 2.8% on a cash basis and 5.7% on a GAAP basis, and recorded rental churn of 1.3% in the second quarter
•	Executed 143 new and expansion data center leases for 65,037 NRSF, representing $10.4 million of net annualized GAAP rent at an average rate of $178 per square foot
•

On June 30, 2018, CoreSite renewed its existing approximately 160,000 NRSF of space in LA1, expanded into an additional 17,000 NRSF, and extended its optionality on LA1 space through 2044, in order to continue to provide high-performance data center solutions to its customers in one of the most network-dense data centers in the world

“We continue to execute well, which was demonstrated by another quarter of strong growth and achievement of key building blocks for the future,” said Paul Szurek, CoreSite’s Chief Executive Officer. “We had 8% year-over-year growth in same-store monthly recurring revenue per cabinet equivalent, solid cash rent growth on renewals, and low churn. Our sales team capitalized on the continued strong demand environment, signing more than $10 million in net annualized GAAP rent from new and expansion leases. Our core retail colocation business continued its strong leasing performance, we had a good quarter in scale colocation leasing, and acquisition of new logos continued at a good pace.”

Financial Results

CoreSite’s net income attributable to common shares was $19.4 million, or $0.57 per diluted share, for the three months ended June 30, 2018, compared to $15.6 million, or $0.46 per diluted share, for the three months ended June 30, 2017. Net income per diluted share decreased 3.4% on a sequential-quarter basis, primarily reflecting the debt financings executed in April 2018, which increased CoreSite’s weighted average interest rate to 3.64% from 3.55% in the first quarter.

CoreSite’s FFO per diluted share and unit was $1.28 for the three months ended June 30, 2018, an increase of 16.4% compared to $1.10 per diluted share and unit for the three months ended June 30, 2017. FFO per diluted share and unit increased 0.8% on a sequential-quarter basis, again reflecting the debt financing transactions executed in April mentioned above.

Total operating revenues for the three months ended June 30, 2018, were $136.4 million, a 15.7% increase year over year and an increase of 5.3% on a sequential-quarter basis.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended June 30, 2018

Commencements and Renewals

CoreSite’s second-quarter data center lease commencements totaled 33,938 NRSF at a weighted average GAAP rental rate of $192 per NRSF, which represents $6.5 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the second quarter totaled $19.6 million in annualized GAAP rent, comprised of 143,017 NRSF at a weighted-average GAAP rental rate of $137 per NRSF, a 2.8% increase in rent on a cash basis and a 5.7% increase on a GAAP basis. The second-quarter rental churn rate was 1.3%.

As a result of renewals and growth in interconnection and power revenues, monthly recurring revenue per cabinet equivalent increased 8.3% over the prior-year period.

Sales Activity

CoreSite executed 143 new and expansion data center leases representing $10.4 million of net annualized GAAP rent during the second quarter, comprised of 65,037 NRSF at a weighted-average GAAP rental rate of $178 per NRSF.

Development and Acquisition Activity

During the second quarter, CoreSite placed into service 15,630 square feet of turn-key data center capacity at DE1 in Denver and 18,121 square feet of turn-key data center capacity at NY2 in Secaucus, New Jersey. This brings year-to-date expansions and new construction to 147,427 square feet of new capacity.

On June 30, 2018, CoreSite renewed its existing approximately 160,000 square feet of space in LA1, or One Wilshire, and expanded into an additional 17,000 square feet in order to continue to provide high-performance data center solutions to its customers in one of the most network-dense data centers in the world. As part of CoreSite's renewal and expansion at One Wilshire, CoreSite extended the term of its original lease by seven years to 2029, and maintains its three, five-year renewal options, with control over its space through 2044.

In addition, as of June 30, 2018, CoreSite had a total of 160,591 square feet of turn-key data center capacity under construction and had spent $56.3 million of the estimated $274.7 million required to complete the projects, which consist of the following.

Los Angeles – CoreSite commenced construction on 28,191 square feet of turn-key data center capacity at LA2, which capacity was 100% pre-leased. CoreSite expects to spend $21.0 million to complete the development and expects to complete construction during the second quarter of 2019.

Reston – CoreSite had 49,837 square feet of turn-key data center capacity under construction at VA3 (Phase 1B), inclusive of 9,837 square feet of an infrastructure building to support this phase of the data center campus. As of the end of the second quarter, CoreSite had incurred $40.4 million of the estimated $106.7 million required to complete VA3 Phase 1B and the related portion of the infrastructure building, and expects to complete construction in the first quarter of 2019.

Washington D.C. – CoreSite had 24,563 square feet of turn-key data center capacity under construction at DC2. As of the end of the second quarter, CoreSite had spent $10.9 million of the estimated $20.0 million required to complete the project, and expects to complete development in the fourth quarter of 2018.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended June 30, 2018

Santa Clara – CoreSite received permits to demolish the existing structure to clear the way for construction of a 175,000 square foot building (SV8), the first phase of which comprises 58,000 square feet of turn-key data center capacity. As of June 30, 2018, CoreSite had incurred $4.9 million of the estimated $127.0 million required to complete this phase of development and expects to complete construction in the third quarter of 2019.

Balance Sheet and Liquidity

As of June 30, 2018, CoreSite had net principal debt outstanding of $1,034.1 million, correlating to 3.5 times second-quarter annualized adjusted EBITDA.

As of the end of the second quarter, CoreSite had $336.0 million of total liquidity, consisting of available cash and capacity on its revolving credit facility.

Dividend

On May 24, 2018, CoreSite announced a $0.05, or 5.1%, increase in its quarterly dividend to $1.03 per share of common stock and common stock equivalents for the second quarter of 2018. The second-quarter dividend was paid on July 16, 2018, to shareholders of record on June 29, 2018.

2018 Guidance

CoreSite is updating its 2018 guidance of net income attributable to common shares to a range of $2.12 to $2.20 per diluted share from the previous range of $2.15 to $2.27 per diluted share. In addition, CoreSite is increasing its guidance of FFO per diluted share and unit to a range of $5.00 to $5.08 from the previous range of $4.92 to $5.04, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Upcoming Conferences and Events

CoreSite management will participate in the following upcoming investor conferences and events:

•	The Cowen and Company Communications Infrastructure Summit on August 7th in Boulder, Colorado;
•	The KeyBanc 20th Annual Technology Leadership Forum on August 13th in Vail, Colorado;
•	The Raymond James Annual Park City Telecom Summit on August 14-15 in Park City, Utah;
•	The Bank of America Merrill Lynch 2018 Media, Communications & Entertainment Conference on September 6th in Beverly Hills, California; and
•	The Bank of America Merrill Lynch 2018 Global Real Estate Conference on September 25th in New York City.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended June 30, 2018

Conference Call Details

CoreSite will host a conference call on July 26, 2018, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until August 9, 2018, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13681015.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended June 30, 2018

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Company Profile

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem at 21 operating data centers across eight key North American Markets.

SILICON VALLEY
SV1 SV2 SV3
SV4 SV5 SV6
SV7 SV8*
LOS ANGELES
LA1 LA2 LA3*
LA4
DENVER
HQ DE1 DE2
CHICAGO
CH1 CH2*
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 VA2 VA3*
DC1 DC2*
MIAMI
MI1
* Under construction / vacant land

Cloud Services Availability

- The CoreSite Open Cloud Exchange®
- AWS Direct Connect
- Alibaba Cloud
- Google Cloud Platform
- IBM Cloud Direct Link
- Microsoft Azure ExpressRoute

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	21 operating data centers in eight of the largest commercial and data center markets in the United States, with four more in various stages of development
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned and under contract, including current space unoccupied, under construction and held for development, by approximately 1.7 million NRSF, or 78% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance Interconnection		High-Quality Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	450+ professionals with dedicated industry expertise supporting over 1,350 customers
•	Over 450 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	27,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a successful onboarding process

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	Growth %	June 30,	June 30,	Growth %
Summary of Results	2018	2018	2017	Y/Y	2018	2017	Y/Y
GAAP Financial Measures
Operating revenues	$136,447	$129,619	$117,886	15.7%	$266,066	$232,807	14.3%
Net income	27,279	28,566	24,135	13.0	55,845	49,195	13.5
Net income attributable to common shares	19,389	20,302	15,643	23.9	39,691	31,935	24.3
Net income attributable to common shares per share - diluted	$0.57	$0.59	$0.46	23.9	$1.16	$0.94	23.4

REIT Financial Measures
Funds from operations (FFO) to shares and units	$61,524	$60,998	$52,929	16.2%	$122,522	$106,934	14.6%
Adjusted funds from operations (AFFO)	56,777	57,045	43,505	30.5	113,822	91,799	24.0
EBITDAre	71,661	70,113	62,289	15.0	141,774	124,891	13.5
Adjusted EBITDA	74,873	72,878	64,797	15.6	147,751	129,201	14.4
FFO per common share and OP unit - diluted	$1.28	$1.27	$1.10	16.4	$2.55	$2.23	14.3

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2018		2018		2017		2017		2017

Dividend Activity
Dividends declared per share and OP unit	$1.03		$0.98		$0.98		$0.90		$0.90
TTM FFO payout ratio	82.3%		82.6%		81.0%		77.4%		72.4%
TTM AFFO payout ratio(1)	91.0%		93.9%		93.4%		90.2%		84.0%

Operating Portfolio Statistics
Operating data center properties	21		20		20		20		20
Stabilized data center NRSF	2,241,335		2,164,778		2,067,257		2,025,594		2,025,594
Stabilized data center NRSF occupied	2,084,852		2,021,268		1,951,491		1,891,014		1,900,699
Stabilized data center % occupied	93.0%		93.4%		94.4%		93.4%		93.8%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per Cabinet Equivalent	$1,483		$1,458		$1,446		$1,414		$1,369
TKD NRSF % occupied	89.9%		89.1%		88.7%		85.2%		85.6%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$6,388,352		$5,832,403		$6,420,488		$6,288,910		$5,866,955
Total principal debt outstanding	$1,036,964		$991,500		$944,500		$794,000		$775,000
Total principal debt and preferred stock outstanding(2)	$1,036,964		$991,500		$944,500		$909,000		$890,000

Net Principal Debt to:
Annualized Adjusted EBITDA	3.5	x	3.4	x	3.4	x	3.0	x	2.9	x
Enterprise Value	16.2%		16.9%		14.6%		12.6%		12.8%

Net Principal Debt & Preferred Stock(2) to:
Annualized Adjusted EBITDA	3.5	x	3.4	x	3.4	x	3.5	x	3.3	x
Enterprise Value	16.2%		16.9%		14.6%		14.4%		14.8%

(1)

The TTM AFFO payout ratio included $10.3 million, $13.1 million, $11.9 million, $3.3 million, and $3.0 million as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

(2)	On December 12, 2017 we redeemed our preferred stock at par value plus accrued dividends.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30, 2018	December 31, 2017 (1)
Assets:
Investments in real estate:
Land	$97,636	$97,258
Buildings and improvements	1,689,569	1,561,056
	1,787,205	1,658,314
Less: Accumulated depreciation and amortization	(530,528)	(473,141)
Net investment in operating properties	1,256,677	1,185,173
Construction in progress	146,236	162,903
Net investments in real estate	1,402,913	1,348,076
Operating lease right-of-use assets	181,195	92,984
Cash and cash equivalents	2,834	5,247
Accounts and other receivables, net	25,064	28,875
Lease intangibles, net	8,259	6,314
Goodwill	40,646	40,646
Other assets, net	106,187	103,501
Total assets	$1,767,098	$1,625,643

Liabilities and equity:
Liabilities
Debt, net	$1,030,536	$939,570
Operating lease liabilities	191,494	102,912
Accounts payable and accrued expenses	71,404	77,170
Accrued dividends and distributions	51,760	48,976
Acquired below-market lease contracts, net	3,183	3,504
Unearned revenue, prepaid rent and other liabilities	34,121	34,867
Total liabilities	1,382,498	1,206,999

Stockholders' equity
Common stock, par value $0.01	340	338
Additional paid-in capital	463,887	457,495
Accumulated other comprehensive income	1,291	753
Distributions in excess of net income	(207,048)	(177,566)
Total stockholders' equity	258,470	281,020
Noncontrolling interests	126,130	137,624
Total equity	384,600	418,644
Total liabilities and equity	$1,767,098	$1,625,643

(1)

Adoption of the new lease accounting  standard required that we adjust the consolidated balance sheet as of December 31, 2017, to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our SEC filings for additional information.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Operating revenues:
Data center revenue:(1)
Rental revenue	$74,143	$71,033	$64,853	$145,176	$129,104
Power revenue	38,986	36,403	32,410	75,389	63,271
Interconnection revenue	17,422	16,560	15,325	33,982	29,837
Tenant reimbursement and other	3,018	2,572	2,329	5,590	4,605
Total data center revenue	133,569	126,568	114,917	260,137	226,817
Office, light-industrial and other revenue	2,878	3,051	2,969	5,929	5,990
Total operating revenues	136,447	129,619	117,886	266,066	232,807

Operating expenses:
Property operating and maintenance	37,861	33,848	31,781	71,709	61,007
Real estate taxes and insurance	4,693	4,937	3,824	9,630	8,328
Depreciation and amortization	35,558	33,776	32,207	69,334	64,545
Sales and marketing	5,369	5,080	4,414	10,449	8,917
General and administrative	10,297	9,185	9,508	19,482	17,632
Rent	6,547	6,400	5,931	12,947	11,893
Transaction costs	19	56	139	75	139
Total operating expenses	100,344	93,282	87,804	193,626	172,461
Operating income	36,103	36,337	30,082	72,440	60,346
Interest expense	(8,907)	(7,738)	(5,958)	(16,645)	(11,065)
Income before income taxes	27,196	28,599	24,124	55,795	49,281
Income tax benefit (expense)	83	(33)	11	50	(86)
Net income	27,279	28,566	24,135	55,845	49,195
Net income attributable to noncontrolling interests	7,890	8,264	6,407	16,154	13,091
Net income attributable to CoreSite Realty Corporation	19,389	20,302	17,728	39,691	36,104
Preferred stock dividends	—	—	(2,085)	—	(4,169)
Net income attributable to common shares	$19,389	$20,302	$15,643	$39,691	$31,935

Net income per share attributable to common shares:
Basic	$0.57	$0.60	$0.46	$1.17	$0.95
Diluted	$0.57	$0.59	$0.46	$1.16	$0.94

Weighted average common shares outstanding:
Basic	34,049,391	33,935,564	33,835,727	33,992,792	33,698,022
Diluted	34,220,321	34,164,235	34,053,816	34,183,408	34,009,930

(1)

Upon the anticipated issuance by the Financial Accounting Standards Board (“FASB”) and adoption of proposed targeted improvements to the new lease accounting standard, we intend to combine data center rental, power, and tenant reimbursements and other revenue into a single line item. We expect the FASB to approve these changes during  Q3 2018 and will then incorporate the following changes during our Q3 2018 reporting:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Rental revenue	$74,143	$71,033	$64,853	145,176	129,104
Power revenue	38,986	36,403	32,410	75,389	63,271
Tenant reimbursement and other	3,018	2,572	2,329	5,590	4,605
Rental, power, and related revenue	$116,147	$110,008	$99,592	$226,155	$196,980

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net income	$27,279	$28,566	$24,135	$55,845	$49,195
Real estate depreciation and amortization	34,245	32,432	30,879	66,677	61,908
FFO	$61,524	$60,998	$55,014	$122,522	$111,103
Preferred stock dividends	—	—	(2,085)	—	(4,169)
FFO available to common shareholders and OP unit holders	$61,524	$60,998	$52,929	$122,522	$106,934

Weighted average common shares outstanding - diluted	34,220	34,164	34,054	34,183	34,010
Weighted average OP units outstanding - diluted	13,829	13,835	13,849	13,832	13,850
Total weighted average shares and units outstanding - diluted	48,049	47,999	47,903	48,015	47,860

FFO per common share and OP unit - diluted	$1.28	$1.27	$1.10	$2.55	$2.23

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
FFO available to common shareholders and unit holders	$61,524	$60,998	$52,929	$122,522	$106,934

Adjustments:
Amortization of deferred financing costs	553	566	417	1,119	786
Non-cash compensation	3,186	2,626	2,369	5,812	4,171
Non-real estate depreciation	1,313	1,344	1,328	2,657	2,637
Straight-line rent adjustment	(1,614)	(1,450)	(1,391)	(3,064)	(2,957)
Amortization of above and below market leases	(164)	(175)	(127)	(339)	(251)
Recurring capital expenditures(1)	(3,651)	(3,172)	(6,975)	(6,823)	(9,557)
Tenant improvements	(1,456)	(1,437)	(2,198)	(2,893)	(4,046)
Capitalized leasing costs	(2,914)	(2,255)	(2,847)	(5,169)	(5,918)
AFFO available to common shareholders and OP unit holders	$56,777	$57,045	$43,505	$113,822	$91,799

(1) Recurring capital expenditures includes $0.2 million, $1.2 million and $3.0 million for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, and includes $1.4 million and $3.0 million for the six months ended June 30, 2018, and 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

Reconciliation of Net Income to EBITDAre(1) and Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net income	$27,279	$28,566	$24,135	$55,845	$49,195
Adjustments:
Interest expense	8,907	7,738	5,958	16,645	11,065
Income taxes	(83)	33	(11)	(50)	86
Depreciation and amortization	35,558	33,776	32,207	69,334	64,545
EBITDAre	$71,661	$70,113	$62,289	$141,774	$124,891
Non-cash compensation	3,186	2,626	2,369	5,812	4,171
Transaction costs / litigation	26	139	139	165	139
Adjusted EBITDA	$74,873	$72,878	$64,797	$147,751	$129,201

(1) We have adopted the Nareit definition of EBITDAre, see the appendix for additional information.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,230	85,932	84.7%	—	—%	85,932	84.7%	—	—	85,932
SV2	8,118	76,676	91.1	—	—	76,676	91.1	—	—	76,676
Santa Clara campus	70,482	538,615	99.2	76,885	71.5	615,500	95.8	58,000	117,000	790,500
San Francisco Bay Total	84,830	701,223	96.6	76,885	71.5	778,108	94.1	58,000	117,000	953,108

Los Angeles
One Wilshire campus
LA1*	31,006	145,776	96.3	—	—	145,776	96.3	—	27,590	173,366
LA2	42,383	356,774	93.0	39,925	—	396,699	83.6	28,191	—	424,890
LA3	—	—	—	—	—	—	—	—	180,000	180,000
LA4*	1,561	21,850	90.0	—	—	21,850	90.0	—	—	21,850
Los Angeles Total(3)	74,950	524,400	93.8	39,925	—	564,325	87.2	28,191	207,590	800,106

Northern Virginia
VA1	27,956	198,632	87.5	3,087	—	201,719	86.2	—	—	201,719
VA2	19,325	188,446	89.5	—	—	188,446	89.5	—	—	188,446
VA3	1,041	52,758	100.0	26,413	0.4	79,171	66.8	—	—	79,171
DC1*	3,206	22,137	77.1	—	—	22,137	77.1	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(4)	—	—	—	—	—	—	—	49,837	524,138	573,975
Northern Virginia Total	51,528	461,973	89.2	29,500	0.4	491,473	83.9	74,400	524,138	1,090,011

New York
NY1*	5,794	48,404	80.2	—	—	48,404	80.2	—	—	48,404
NY2	14,442	101,742	89.8	18,121	—	119,863	76.2	—	116,388	236,251
New York Total	20,236	150,146	86.7	18,121	—	168,267	77.4	—	116,388	284,655

Chicago
CH1	19,711	178,407	93.3	—	—	178,407	93.3	—	—	178,407
CH2	—	—	—	—	—	—	—	—	175,000	175,000
Chicago Total	19,711	178,407	93.3	—	—	178,407	93.3	—	175,000	353,407

Boston
BO1	18,930	180,057	96.7	13,735	—	193,792	89.9	—	59,884	253,676

Denver
DE1*	3,250	9,813	99.0	19,971	19.1	29,784	45.5	—	—	29,784
DE2*	456	5,140	93.5	—	—	5,140	93.5	—	—	5,140
Denver Total	3,706	14,953	97.1	19,971	19.1	34,924	52.5	—	—	34,924

Miami
MI1	1,453	30,176	61.0	—	—	30,176	61.0	—	13,154	43,330
Total Data Center Facilities	$275,344	2,241,335	93.0%	198,137	29.7%	2,439,472	87.9%	160,591	1,213,154	3,813,217

Office & Light-Industrial	8,257	361,575	78.2	—	—	361,575	78.2	—	—	361,575
Reston Office & Light-Industrial(4)	1,933	136,421	100.0	—	—	136,421	100.0	—	(136,421)	—

Total Portfolio	$285,534	2,739,331	91.4%	198,137	29.7%	2,937,468	87.3%	160,591	1,076,733	4,174,792

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $292.3 million as of June 30, 2018, which includes $6.8 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of June 30, 2018. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	93.7%	37.8%	89.2%
Total Portfolio	92.0%	37.8%	88.3%

(3)

On April 20, 2018, we acquired U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, California, for a purchase price of $6.3 million, net of previously accrued legal expense. In connection with the U.S. Colo acquisition, we assumed a leasehold interest of 6,723 NRSF at our existing LA1 facility, which is included as part of the total NRSF at our LA1 operating property. We also assumed a leasehold interest of 21,850 NRSF at a nearby colocation data center facility, which we refer to as LA4. In addition, on June 30, 2018, we expanded our leasehold interest at our LA1 facility by an additional 17,238 NRSF, which we plan to convert into turn-key data center space, and which is currently held for development.

(4)	Included with our Reston Campus Expansion held for development space is 136,421 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental		Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn		Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate		Growth	Growth

New/expansion leases commenced	YTD 2018	274	$22,715	(2)	115,574	$186	(2)
	Q2 2018	145	6,531		33,938	192
	Q1 2018	129	16,184	(2)	81,636	184	(2)
	Q4 2017	126	8,219		52,221	157
	Q3 2017	122	8,855		21,617	410	(3)
	Q2 2017	129	6,580		25,712	256

New/expansion leases signed	YTD 2018	279	$17,419	(2)	94,661	$197	(2)
	Q2 2018	143	10,352	(2)	65,037	178	(2)
	Q1 2018	136	7,067		29,624	239
	Q4 2017	128	7,219		41,521	174
	Q3 2017	103	10,099		40,842	247	(3)
	Q2 2017	119	11,918	(2)	51,568	208	(2)

Renewal leases signed	YTD 2018	532	$39,859		261,893	$152		3.2%		4.2%	8.6%
	Q2 2018	289	19,646		143,017	137		1.3		2.8	5.7
	Q1 2018	243	20,213		118,876	170		1.9		5.6	11.5
	Q4 2017	241	11,156		78,577	142		0.5		3.5	6.2
	Q3 2017	280	14,370		80,818	178		1.4		5.5	10.9
	Q2 2017	172	12,934		83,097	156		2.6	(4)	2.6	6.5

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2017, we signed a customer lease that commenced in Q1 2018, which included contractual payments to reserve dedicated expansion space. The contractual reservation payments  were included within GAAP annualized rent, but were excluded in calculating the GAAP annualized rent per leased NRSF rate.  During Q2 2018, the customer exercised its option to expand into the reserved expansion space.  The Q2 2018 GAAP annualized rent signed includes only the incremental contractual payments; however, the rent per leased NRSF rate includes the entire GAAP annualized rent amount.

(3)	During Q2 2017, $4.1 million in annualized rent associated with a previously restructured lease at our Santa Clara campus expired resulting in rental churn of 1.7%.

New/Expansion Leases Signed by Deployment Size by Period

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$3,912	$2,657	$3,521	$2,180	$3,208
1,000-5,000 NRSF	1,825	1,829	2,053	2,001	1,667
Total Core Retail Colocation	$5,737	$4,486	$5,574	$4,181	$4,875
Scale Colocation
> 5,000 NRSF	4,615	2,581	1,645	5,918	7,043
Total GAAP Annualized Rent	$10,352	$7,067	$7,219	$10,099	$11,918

MRR per Cabinet Equivalent Billed (TKD Same-Store)

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	295,686	10.1%	$—	—%
Unoccupied OLI	—	—	78,754	2.7	—	—
Data center NRSF:
5,000 or less	2,321	91.6	801,795	27.3	136,899	47.9
5,001 - 10,000	36	1.5	244,364	8.3	36,385	12.7
10,001 - 25,000	23	0.9	358,086	12.2	42,740	15.0
Greater than 25,000	6	0.2	250,454	8.5	42,322	14.8
Powered shell	16	0.6	489,086	16.6	16,998	6.0
OLI	133	5.2	419,242	14.3	10,190	3.6
Portfolio Total	2,535	100.0%	2,937,468	100.0%	$285,534	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	295,686	10.1%	$—	—%	$—	$—	$—
Unoccupied OLI	—	78,754	2.7	—	—	—	—	—
2018	667	274,117	9.3	47,780	16.7	174	48,014	175
2019	1,123	589,669	20.0	82,996	29.0	141	84,682	144
2020	294	299,338	10.2	48,136	16.9	161	49,930	167
2021	182	153,948	5.2	21,012	7.4	136	25,728	167
2022	77	199,397	6.8	22,330	7.8	112	25,434	128
2023-Thereafter	59	627,317	21.4	53,090	18.6	85	70,050	112
OLI (3)	133	419,242	14.3	10,190	3.6	24	10,721	26
Portfolio Total / Weighted Average	2,535	2,937,468	100.0%	$285,534	100.0%	$111	$314,559	$123

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of June 30, 2018, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2018 include annualized rent of $12.7 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2018	29,237	$648
2019	60,813	1,610
2020	68,135	1,272
2021	38,579	1,227
2022	69,578	1,220
2023-Thereafter	152,900	4,213
Total OLI	419,242	$10,190

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	30.8%
Los Angeles	27.2
Northern Virginia	18.7
Chicago	7.4
New York	7.2
Boston	6.9
Denver	1.3
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	47.2%
Cloud	28.7
Network	24.1
Total	100.0%

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	6	91,531	3.1%	$18,022	6.3%	92
2	Cloud	Public Cloud	11	295,391	10.1	17,081	6.0	65
3	Enterprise	Travel / Hospitality	3	90,212	3.1	15,351	5.4	25
4	Cloud	Public Cloud	3	116,045	3.9	12,174	4.2	58
5	Enterprise	SI & MSP	3	63,003	2.1	8,886	3.1	18
6	Enterprise	Digital Content	6	89,781	3.1	7,796	2.7	43
7	Enterprise	Hardware / Electronics	3	16,185	0.6	5,951	2.1	5
8	Enterprise	SI & MSP	2	22,051	0.7	5,648	2.0	17
9	Network	Global Carrier	6	27,987	1.0	5,169	1.8	10
10	Enterprise	Software	1	30,453	1.0	4,466	1.6	4
	Total/Weighted Average			842,639	28.7%	$100,544	35.2%	45

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of June 30, 2018.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2018.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2018.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Data center expansion(1)	$59,726	$44,977	$45,518	$46,282	$29,966
Non-recurring investments(2)	1,710	1,577	2,679	2,960	2,724
Tenant improvements	1,456	1,437	1,466	1,252	2,198
Recurring capital expenditures(3)	3,651	3,172	10,949	3,219	6,975
Total capital expenditures	$66,543	$51,163	$60,612	$53,713	$41,863

Repairs and maintenance expense(4)	$4,037	$3,158	$3,682	$4,476	$3,508

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended September 30, 2017, we incurred $12.2 million to acquire a two acre land parcel adjacent to our existing Santa Clara campus, which we refer to as SV8. During the three months ended March 31, 2018, we incurred $4.5 million to acquire a two acre land parcel located in Chicago, Illinois, which we refer to as CH2. During the three months ended June 30, 2018 we incurred $6.3 million, net of previously accrued legal expense, to acquire U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, CA.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. During the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, we incurred $0.2 million, $1.2 million, $8.6 million, $0.3 million, and $3.0 million, respectively, or $13.3 million in aggregate, associated with replacing our chiller plants at LA2 which has generated a significant return on investment.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
SV7	San Francisco Bay	Q4 2016	76,885	$58,272	$758	90.9%	71.5%
DE1	Denver	Q3 2017	4,341	6,206	1,430	72.5	70.3
BO1	Boston	Q4 2017	13,735	7,000	510	—	—
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	12,122	304	—	—
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	0.4	0.4
DE1	Denver	Q2 2018	15,630	7,426	475	11.7	4.9
NY2	New York	Q2 2018	18,121	13,407	740	—	—
Total completed pre-stabilized			198,137	$129,985	$656	37.8%	29.7%

(1)

Cost includes capital expenditures related to the specific project / phase and, for SV7, NY2 and VA3 Phase 1A, also includes allocations of capital expenditures related to land and building shell that were incurred  at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of June 30, 2018, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

(in thousands, except NRSF)

	Under Construction					Held for Development(1)
			Costs			Estimated
	Estimated		Incurred to-	Estimated	Percent			Power
Projects/Facilities	Completion	NRSF	Date	Total	Leased	NRSF	Total Cost	(Megawatts)

Data center expansion
BO1	—	—	$—	$—	—%	59,884	$32,200	4.5
DC2	Q4 2018	24,563	10,945	20,000	—	—	—	—
LA1(2)	—	—	—	—	—	27,590	11,250	2.0
LA2	Q2 2019	28,191	—	21,000	100.0	—	—	—
MI1	—	—	—	—	—	13,154	7,500	1.0
NY2 Phase 3-4	—	—	—	—	—	69,177	51,000	7.0
NY2 Phase 5	—	—	—	—	—	47,211	35,000	5.0
Total		52,754	$10,945	$41,000	53.4%	217,016	$136,950	19.5
Deferred expansion capital		—	1,298	1,800	—	—	30,000 - 40,000	—
Total data center expansion		52,754	$12,243	$42,800	53.4%	217,016	$166,950 - 176,950	19.5

New development
CH2	—	—	$—	$—	—%	175,000	$190,000 - 210,000	18.0
LA3	—	—	—	—	—	180,000	190,000 - 210,000	18.0
SV8	Q3 2019	58,000	4,917	127,000	—	117,000	60,000 - 80,000	12.0
VA3
Phase 1B & C(3)	Q1 2019	49,837	40,399	106,700	—	49,837	25,000 - 35,000	6.0
Future Phases(4)	—	—	—	—	—	474,301	320,000 - 400,000	48.0
Total new development		107,837	$45,316	$233,700	—%	996,138	$785,000 - 935,000	102.0

Total development(5)		160,591	$57,559	$276,500	17.6%	1,213,154	$951,950 - 1,111,950	121.5

(1)

These estimates are based on our current construction plans and expectations regarding entitlements. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market.

(2)

On June 30, 2018, we executed a LA1 lease amendment to extend our term and, among other things, expand our premises by an additional 17,238 NRSF. The 17,238 NRSF is currently held for development and we plan to convert into turn-key data center space.

(3)

As part of VA3 Phase 1B, we will build the shell of an 80,000 NRSF, 12 megawatt building, and a 77,000 NRSF centralized infrastructure building which will serve the entire VA3 property. Upon completion of VA3 Phase 1B, we will deliver 6 megawatts and 49,837 TKD NRSF. The centralized infrastructure building represents approximately $24 million of the estimated Phase 1B cost. The full construction of the 12 megawatt TKD building (Phase 1B and Phase 1C) will cost approximately $1,371 per NRSF, of which 6 megawatts is planned to be delivered with Phase 1C.

(4)

The Reston Campus Expansion project is estimated to deliver 611,000 NRSF of incremental data center capacity (of which 26,413 NRSF was placed into service in Q1 2018 and 49,837 NRSF is under construction) across multiple phases with new buildings and as existing light-industrial / flex office leases expire and customers vacate. Based on our entitlement application, we believe we may be able to build an additional 286,000 NRSF for a total of 897,000 NRSF of incremental data center capacity. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market. The chart assumes the minimum expected zoning entitlement.

(5)

In addition to new development and incremental capacity in existing core and shell buildings, we have available acreage we own adjacent to our existing NY2 building in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	June 30, 2018	Equivalents
Common shares	34,460	$110.82	$3,818,827
Operating partnership units	13,829	110.82	1,532,561
Total equity			5,351,388
Total principal debt outstanding			1,036,964
Total enterprise value			$6,388,352

Net principal debt to enterprise value			16.2%

Debt Summary(1)

			Outstanding as of:
		Maturity	June 30,	December 31,
Instrument	Rate	Date(2)	2018	2017
Revolving credit facility (3)	3.54%	4/19/2022	$111,964	$169,500
2020 Senior unsecured term loan (4)	3.16	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (3)	3.49	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (4)	3.34	4/19/2022	200,000	200,000
2023 Senior unsecured term loan (4)	3.80	4/19/2023	150,000	—
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
Total principal debt outstanding			1,036,964	944,500
Unamortized deferred financing costs			(6,428)	(4,930)
Total debt			$1,030,536	$939,570
Weighted average interest rate	3.64%

Floating rate vs. fixed rate debt			49% / 51%	52% / 48%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)

In accordance with the amended credit agreement, the maturity date of the revolving credit facility is April 2022, with a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

(3)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at June 30, 2018, plus applicable spread.
(4)	The interest rates for the 2020, 2022, and 2023 senior unsecured term loans include the impact of interest rate swaps associated with a portion of the outstanding 1-month LIBOR variable rate debt.

Debt Maturities

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Interest expense and fees	$9,439	$8,275	$6,374	$17,714	$11,672
Amortization of deferred financing costs	553	566	417	1,119	786
Capitalized interest	(1,085)	(1,103)	(833)	(2,188)	(1,393)
Total interest expense	$8,907	$7,738	$5,958	$16,645	$11,065

Percent capitalized	10.9%	12.5%	12.3%	11.6%	11.2%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		June 30,		March 31,		December 31,		September 30,		June 30,
	Required Compliance	2018		2018 (1)		2017		2017		2017

Fixed charge coverage ratio(2)	Greater than 1.50x	7.9	x	8.6	x	6.5	x	7.4	x	7.6	x
Total indebtedness to gross asset value	Less than 60%	24.3%		26.8%		26.7%		23.8%		23.6%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$350,000		$350,000		$350,000
Borrowings outstanding		(111,964)		(66,500)		(169,500)		(19,000)		—
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(3,480)		(4,480)
Current availability		$333,157		$378,621		$175,621		$327,520		$345,520

(1)

During April 2018, we amended our credit agreement which increased our revolving credit facility availability by $100 million and we entered into a new five-year $150 million senior unsecured term loan maturing in April 2023, which was used to pay down a portion of the current revolving facility balance. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2018, have been adjusted to reflect these subsequent debt financing transactions.

(2)

During April 2018, we amended our credit agreement which reduced the required compliance on our fixed charge coverage ratio to greater than 1.50x for our revolving credit facility and senior unsecured term loans. During June 2018, we amended our senior unsecured note agreements to incorporate the same changes made within our credit agreement. Prior to these amendments, the required compliance on our fixed charge coverage ratio was greater than 1.70x for our revolving credit facility and senior unsecured term loans and notes.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q2 2018	Annualized
Operating Income	$36,103	$144,412
Adjustments:
Depreciation and amortization	35,558	142,232
General and administrative (includes litigation expenses)	10,297	41,188
Transaction costs	19	76
Net Operating Income	$81,977	$327,908

Cash Net Operating Income (Cash NOI)
Net Operating Income	$81,977	$327,908
Adjustments:
Straight-line rent	(1,614)	(6,456)
Amortization of above and below-market leases	(164)	(656)
Cash NOI	$80,199	$320,796

Cash NOI with backlog (88.3% leased)(1)	$83,401	$333,604
Cash stabilized NOI (93% leased)	$87,840	$351,360

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$56,261
Remaining spend(2)	218,439
Total	$274,700

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$33,000 - 44,000

Deferred Expansion Capital in progress	$1,298
Remaining spend(3)	502
Total	$1,800

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$88,677
Cash and cash equivalents	2,834
Accounts and other receivables	25,064
Other tangible assets	30,743
Total other assets	$147,318

Liabilities
Principal debt	$1,036,964
Accounts payable, accrued expenses and other liabilities	105,525
Accrued dividends and distributions	51,760
Total liabilities	$1,194,249

Weighted average common shares and units - diluted	48,049

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of June 30, 2018, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2018 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2018			Implied
	Low	High	Mid	2017	Growth(1)
Net income attributable to common shares	$2.12	$2.20	$2.16	$1.84	17.4%
Real estate depreciation and amortization	2.88	2.88	2.88	2.59
Original issuance costs associated with redeemed preferred stock	—	—	—	0.09
FFO, as adjusted	$5.00	$5.08	$5.04	$4.52	11.5%

Projected operating results:
Total operating revenues	$537,000	$547,000	$542,000	$481,821	12.5%
General and administrative expenses	38,000	40,000	39,000	37,548	3.9%

Net Income	$102,124	$105,978	$104,051	100,491	3.5%
Depreciation and amortization	143,985	143,985	143,985	129,251	11.4%
Other adjustments(2)	46,891	48,037	47,464	33,464	41.8%
Adjusted EBITDA	$293,000	$298,000	$295,500	263,206	12.3%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	5.5%
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	3.4%

Capital expenditures:
Data center expansion	$258,000	$273,000	$265,500	$144,410
Non-recurring investments	7,500	12,500	10,000	11,664
Tenant improvements	2,000	7,000	4,500	6,764
Recurring capital expenditures	12,500	17,500	15,000	23,725
Total capital expenditures	$280,000	$310,000	$295,000	$186,563

(1)	Implied growth is based on the midpoint of 2018 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

The following assumptions are included in CoreSite’s 2018 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2018 growth rate to be between 11% and 14%, correlating to interconnection revenue in the range of $69-$71 million.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.5% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 54%.

3.

New accounting standards – CoreSite’s 2018 guidance of FFO per share reflects the company’s adoption of two new accounting standards – revenue recognition and lease accounting, which are cumulatively expected to reduce FFO per share by approximately $0.06, inclusive of the impact from accelerated straight-line rent expense.

4.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $9.9 million as of June 30, 2018. CoreSite expects approximately 42% of the GAAP backlog to commence during the second half of 2018, with the remainder expected to commence during the first half of 2019.

5.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2018 to be in the range of 12%-18%, slightly elevated compared to the 2017 level based on CoreSite’s expectations regarding its development pipeline.

6.	Commencements – CoreSite expects lease commencements of approximately $36-$38 million in annualized GAAP rent in 2018.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Less: Straight line rents adjustment
8.	Less: Amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2016, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2016. The turn-key same-store space as of December 31, 2016, is 1,742,985 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended June 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27